EXHIBIT 10.5

AMENDMENT TO

COMMON Share PURCHASE WARRANT

This AMENDMENT TO COMMON SHARE PURCHASE WARRANT (this “Amendment”) is entered into as of July 16, 2024, by and between Vicinity Motor Corp., a company incorporated under the laws of the Province of British Columbia (the “Company”), and Armistice Capital Master Fund Ltd. (the “Holder”).

WHEREAS, the Holder is the holder of Common Share Purchase Warrants, issued by the Company on March 28, 2022 (the “Original Warrants”), to purchase 370,371 common shares of the Company, without par value (the “Common Shares”);

WHEREAS, pursuant to Section 5(l) of the Original Warrant, the Original Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Original Warrant as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1.       Amendment to “Exercise Price”. Section 2(b) of the Original Warrant is hereby amended and restated in its entirety as follows:

“b) Exercise Price. The exercise price per Common Share under this Warrant shall be $0.64, subject to adjustment hereunder (the “Exercise Price”).”

2.       Amendment to “Termination Date”. The definition of “Termination Date” in the preamble of the Original Warrant shall be deleted and replaced in its entirety with the following:

“March 28, 2027 (the “Termination Date”), subject to such earlier date as a result of the Acceleration Event (as defined herein)”

3.       TSXV Approval; Effective Date. Notwithstanding anything to the contrary contained herein, the Company and the Holder acknowledge and agree that this Amendment shall not become effective until the TSX Venture Exchange (the “Exchange”) approves the terms hereof. If the Exchange disapproves this Amendment, then this Amendment shall be further modified to comply with the rules and regulations of the Exchange.

4.       No Further Amendment. Except as amended by this Amendment, the Original Warrant remains unaltered and shall remain in full force and effect.

5.       Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of that certain Securities Purchase Agreement, dated as of March 23, 2022, as amended, between the Company and the Holder.

6.       Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed and delivered by its officer thereunto duly authorized as of the date first above indicated.

COMPANY Vicinity Motor Corp.

By:	/s/ William Trainer
Name:	William Trainer
Title:	Chief Executive Officer

HOLDER
ARMISTICE CAPITAL MASTER FUND LTD.

By:	Armistice Capital, LLC its Investment Manager

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	Chief Investment Officer

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